EXHIBIT 4.9

NEITHER THIS SECURITY NOR THE SECURITY INTO WHICH THI8S SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REGUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

#W-2007-0010	2,000,000 Warrants

Void after 5:00 p.m., Eastern Standard Time on May 22, 2009

COMMON STOCK PURCHASE

WARRANT

OF

TACTICAL SOLUTION PARTNERS, INC.

TACTICAL SOLUTION PARTNERS, INC., a Delaware corporation (the Company”), hereby certifies that, for value received, Trilogy Capital Partners, Inc. (“Trilogy” or “Warrant Holder” and together with other holders hereunder as a result of permitted transfers hereof, collectively, “Holders”) is the owner of the number of common stock purchase warrants (“Warrants”) specified above, each of which entitles the Holder to purchase, at any time during the period commencing on the Commencement Date (as defined herein) and ending on the Expiration Date (as defined herein), one fully paid and non-assessable share of common stock, par value $.0001 per share (“common Stock”), of the Company at a purchase price equal to the Exercise Price of $1.00 per share in lawful money of the United States of America in cash (or as may otherwise be purchased pursuant to the provisions herein), subject to adjustment as hereinafter provided.

1.

WARRANT; EXERCISE PRICE

1.1

Each Warrant shall entitle the Warrant Holder the right to purchase one share of Common Stock of the Company (individually, a “Warrant Share” severally, the “Warrant Shares”).

1.2

The purchase price payable upon exercise of each Warrant (“Exercise Price”) shall be $1.00 per Warrant Share. The Exercise Price and number of Warrant Shares purchasable pursuant to each Warrant are subject to adjustment as provided in Section 8.

2.

EXERCISE OF WARRANT; EXPIRATION DATE.

2.1

(a)

This Warrant is exercisable at any time and from time to time commencing the date hereof (“Commencement Date”) and ending at 5:00p.m., Eastern Standard Time on May 22, 2009, or if such date shall in the State of Delaware be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Eastern Standard Time the next following day which in the State of Delaware is not a holiday or a day on which banks are authorized to close (the “Expiration Date”), in whole or from time to time in part, at the option of the Warrant Holder, upon surrender of this Warrant to the Company together with a duly completed Notice of Exercise in the form attached hereto and payment of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise, except as provided in Section 2.1(b) hereunder.

(b)

If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Warrant Holder may elect to pay all or part of the Exercise Price by surrendering shares of Common Stock to the Company, including by allowing the Company to deduct from the number of Warrant Shares deliverable upon exercise of this Warrant, a number of such shares which has an aggregate Fair Market Value, determined as of the average of the last sale price (defined hereunder) of the Common Stock for the 20 consecutive trading days immediately preceding the date of exercise of this Warrant, equal to the aggregate Exercise Price. In the event that the Warrant Holder elects to utilize the “cashless exercise” procedure contained in Section 2.1(b), this Warrant is exercisable upon surrender of this Warrant to the Company together with a duly completed Notice of Exercise in the form attached hereto and surrender of that number of shares of Common Stock equal to the aggregate Exercise Price determined in accordance with this Section 2.1(b)(i) or (ii). “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)

If the Common Stock is at the time traded on the NASD OTC Bulletin Board or other electronic quotation service, then the Fair Market Value shall be the average of the last sale price per share of the Common  Stock for the 20 consecutive trading days preceding the date of exercise of this Warrant; or

(ii)

If the Common Stock is at the time listed on any Exchange, the Fair Market Value shall be the average of the last sale price per share of the Common Stock for the 20 consecutive trading days preceding the date of exercise of this Warrant, on the Exchange determined to be the primary market for the Common Stock. “Exchange” shall mean any organization, association, or group of persons, whether incorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.

2.2

Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

2.3

Within three business days after the exercise of the purchase right represented by this Warrant, the Company at its expenses will use its best efforts to cause to be issued in the name of, and delivered to, the Warrant Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes) may direct:

(a)

a certificate or certificates for the number of full Warrant Shares to which such Warrant Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Warrant Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2.4 hereof, and

(b)

in case such exercise is in part only, a new Warrant or Warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Warrant Holder upon such exercise as provided in subsection 2.1 (in each case prior to any adjustments made thereto pursuant to the provisions of this Warrant).

2.4

the Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the “last sale price” (as defined below) of the Company’s Common Stock on the trading day immediately prior to the date of exercise. For purposes of Sections 2.1 and 2.4, “last sale price” shall mean (i) if the Common Stock is listed on an Exchange or quoted on the Nasdaq markets or NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the last sale price of the Common Stock in the principal trading market for the Common Stock as reported by the Exchange, Nasdaq or the NASD, as the case may be; (ii) if the Common Stock is not listed on an Exchange or quoted on the Nasdaq markets, or the NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith, in the Board’s sole discretion.

3.

REGISTRATION AND TRANSDER ON COMPANY BOOKS.

3.1

The Company (or an agent of the Company) will maintain a register containing the names and addresses of the Warrant Holders. Any Warrant Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

3.2

The Company shall register upon its books any transfer of a Warrant upon surrender of same as provided in Section 5.

4.

RESERVATION OF SHARES.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. As long as the Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Warrant Shares issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on each Exchange (or, if applicable on Nasdaq, NASD OTC Bulletin Board or Pink Sheets, LLC or any successor electronic quotation service and trading market) on which the Common Stock is then listed and/or quoted, if any.

5.

EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OR MUTILATION OF WARRANTS.  This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the terms of Section 6, upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor and date representing an equal number of Warrants.

6.

LIMITATION ON EXERCISE AND SALES.

(a)

Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, as of the date of issuance hereof. This Warrant only may be transferred to a transferee who certifies in writing to the Warrant Holder and to the Company that such transferee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission under the Securities Act. The Company shall be under no obligation to issue the shares covered by such exercise unless and until the Warrant Holder shall have executed the form of exercise annexed hereto that states that at the time of such exercise that it is then an “accredited investor” within the meaning of Rule 501 of Regulation D, is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event the Warrant Holder shall be bound by the provisions of a legend or legends to such effect that shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the form provided in Section 7(b).

(b)

Warrant Holder represents and warrants that it is acquiring this Warrant for its own account, for purposes of investment, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder. Warrant Holder represents, warrants and agrees that it will not sell, exercise, transfer or otherwise dispose of this Warrant (or any interest therein) or any of the Common Stock purchasable upon exercise hereof, except pursuant to (i) an effective registration statement under the Securities Act and applicable state securities laws or (ii) an opinion of counsel, satisfactory to Company, that an exemption from registration under the Securities Act and such laws is available. Warrant Holder further acknowledges and agrees that Company is not required, legally or contractually, so to register or qualify the Warrant or such Common Stock or to take any action to make such an exemption available. Warrant Holder understands that Company will be relying upon the truth and accuracy of the representations and warranties contained in this Section 6 in issuing this Warrant and such Common Stock without first registering the issuance thereof under the Securities Act or qualifying or registering the issuance thereof under any state securities laws that may be applicable.

(c)

Warrant Holder acknowledges that (i) there is not now, and there will not be in the future, any public market for the Warrant, (ii) although there currently is a public trading market for the Common Stock, there can be no assurance that any such market will be sustained, and (iii) there can be no assurance that Warrant Holder will be able to liquidate its investment in Company. Warrant Holder represents and warrants that it is familiar with and understands the terms and conditions of Rule 144 promulgated under the Securities Act.

(d)

Warrant Holder represents and warrants to Company that (i) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of any investments in Company and is not utilizing any other person to be a purchaser representative in connection with evaluation of such merits and risks; and (ii) it has no need for liquidity in an investment in Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof.

(e)

Warrant Holder represents and warrants that it has had access to, and has been furnished with, all of the information it has requested from Company and has had an opportunity to review the books and records of Company and to discuss with management and members of the board of directors of Company the business and financial affairs of Company.

(f)

Warrant Holder agrees that at the time of each exercise of this Warrant, unless the issuance of shares of Common Stock issuable thereupon is pursuant to an effective registration statement under the Securities Act and under applicable state blue sky laws, Warrant Holder will provide Company with a letter embodying the representations and warranties set forth in subsections (b) through (e), in form and substance satisfactory to Company, and agrees that the certificates(s) representing any shares issued to it upon any exercise of this Warrant may bear such restrictive legend as Company may deem necessary to reflect the restricted status of such shares under the Securities Act unless Company shall have received from Warrant Holder an opinion of counsel to Warrant Holder, reasonably satisfactory in form and substance to Company and its counsel, that such restrictive legend is not required.

7.

TRANSFER RESTRICTIONS.

(a)

Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Warrant Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance, and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to counsel for the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(b)

Legend. The Common Stock issuable on the exercise of the Warrant shall bear the following legend:

THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)

Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

8.

ADJUSTMENT OF PUCHASE PRICE AND NUMBER OF SHARES DELIVERABLE. The Exercise Price and the number of Warrant Shares purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 8. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either if such cases, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

9.

VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

10.

RIGHTS OF THE HOLDER. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the Exercise Date and then only with respect to the Warrant Shares to be issued with respect thereto.

11.

SUCCESSORS. The rights and obligations of the parties to this Warrant will inure so the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledges, transferees and purchasers.

12.

CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

13.

HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

14.

REGISTRATION RIGHTS. The Warrant Holder is entitled to the registration rights set forth in Annex A attached hereto and made a part hereof.

15.

GOVERNING LAW; VENUE. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Maryland. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Maryland for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Warrant, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

16.

MAILING OF NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) business day after delivery to an overnight carrier with instructions to deliver to the applicable address set forth below, or, if sent by facsimile, upon receipt of a confirmation of delivery:

Registered Holder	To the Holder’s last known address as indicated on the Company’s books and records.

The Company:	Tactical Solution Partners, Inc.
2408 Peppermill Drive, Suite I
Glen Burnie, Maryland 21061
Attention: Ryan E. Kirch

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of May 23, 2007

TACTICAL SOLUTION PARTNERS, INC.,

By:	/s/ Ryan E. Kirch
Name:	Ryan E. Kirch
Title:	Chief Financial Officer

Notice of Exercise

To Be Executed by the Warrant Holder
In Order to Exercise Warrants

TO:

Tactical Solution Partners, Inc.

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase ___________ shares of the common stock, par value $.001 per share (“Common Stock”), of Tactical Solution Partners, Inc., pursuant to Warrant No. 2007-0010 heretofore issued to Trilogy Capital Partners, Inc. on May 23, 2007; (2) encloses a cash payment of $__________; or (3) surrenders shares of Common Stock or Warrant Shares pursuant to the cashless exercise procedure provided for in the following paragraph; and (4) requests that a certificate for the Warrant Shares be issued in the name of the undersigned, or the undersigned’s designee, and delivered to the undersigned, or the undersigned’s designee, at the address specified below.

The undersigned hereby elects to subscribe for Warrant Shares by cashless exercise of the Warrant in accordance with Section 2.1(b), and indicates below the number of shares of Common Stock or Warrant Shares to be surrendered and provides the calculation (pursuant to Section 2.1(b)(i) or (ii) of the Warrant) for the number of shares to be surrendered:

Number of shares to be Surrendered:

Calculation Pursuant to Section 2.1(b):

The undersigned hereby represents and warrants to the Company that it is an “Accredited Investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring these securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the shares of Common Stock issuable under this Warrant. The undersigned understands that the shares it will be receiving are “restricted securities” under Federal securities laws inasmuch as they are being acquired from Tactical Solution Partners, Inc., in transactions not including any public offering and that under such laws, such shares may only be sold pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event a legend or legends will be placed upon the certificate(s) representing the Common Stock issuable under this Warrant denoting such restrictions. The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the securities underlying the Warrant.

[warrant notice of exercise signature page to follow]

[warrant notice of exercise signature page]

Date:

Investor Name:

Taxpayer Identification Number:

By:

Printed Name:

Title:

Address:

Note: The above signature should correspond exactly with the name on the face of this Warrant or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

ASSIGNMENT FORM

To be executed by the Warrant Holder

In order to Assign Warrants

FOR VALUE RECEIVED, __________________________________hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(Please print or type name and address)

_________________ of the Warrants represented by this Warrant, and hereby irrevocably constitutes and appoints ________________________ Attorney to Transfer this Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
(Signature of Registered Holder)

THE SIGNATURE ON THE EXERCISE FORM OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

CERTIFICATION OF STATUS OF TRANSFEREE
TO BE EXECUTED BY THE TRANSFEREE OF THIS WARRANT

The undersigned transferee hereby certifies to the registered holder of this Warrant and to TACTICAL SOLUTION PARTNERS, INC. that the transferee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:
(Signature of Transferee)

ANNEX A

REGISTRATION RIGHTS

1.

Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Warrant shall have the meanings given such terms in the Warrant. As used herein, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Holder” or “Holders” means the Warrant Holder or Holders to the extent any of them hold Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(b).

“Indemnifying Party” shall have the meaning set forth in Section 5(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issuable upon exercise of the Warrants, or other securities of the Company or any other issuer or issuable in respect of such shares (because of stock splits or stock dividends or similar events, if applicable); provided, however, that the shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale or transfer of such shares pursuant to a Registration Statement, Section 4(l) of the Securities Act, Rule 144 under the Securities Act or otherwise.

“Registration Statement” means a registration statement filed by the Company with the Commission on any registration form prescribed by the Commission permitting a secondary offering or distribution, other than on Form S-4, Form S-8 or similar forms.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Trading Market” means any of the Pink Sheets LLC electronic quotation service, NASD OTC Bulletin Board, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market, American Stock Exchange or the New York Stock Exchange.

“Warrants” means the Common Stock purchase warrants issued by the Company.

2.

Piggyback Registration.

(a)

At any time and from time to time during the Warrant exercise period, whenever the Company proposes to file a Registration Statement, the Company will prior to such filing give written notice to Holder of its intention to do so and, upon the written request of Holder given within ten (10) days after the Company provides such notice, the Company shall use its good faith efforts to cause all Registrable Securities which the Company has been requested by Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Holder provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation or liability to Holder. In the Holder’s request, the Holder will be required to describe briefly its proposed disposition of the Registrable Securities. However, in connection with any registration under Section 2, the Holder’s Registrable Securities shall be junior and subordinate to any registration rights granted by the Company which are already outstanding, and any senior registration rights granted by the Company in the future.

(b)

In connection with any registration under Section 2 involving an underwritten offering of the Company’s securities, the Company shall not be required to include any Registrable Securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the sole discretion of the underwriters, jeopardize the success of the offering by the Company. If in the sole discretion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Securities which Holder has requested to be included would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the managing underwriter or underwriters believe may be sold without causing such adverse effect. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which Purchase has requested to be included, then Purchaser and each participant other than the Company in such underwriting shall participate in the underwriting pro rata based upon their total ownership of Registrable Securities. Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of shares the Company may register for sale by giving first priority for the shares to be registered for issuance and sale by the Company and the underwriter, and by giving second priority for the shares to be registered for sale by any holder of Registrable Securities pursuant to the terms of this Agreement.

(c)

In connection with any registration under Section 2 involving a selling stockholder registration statement or any other registration statement not involving an underwritten offering of the Company’s securities, the Company reserves the right to include only that number of Registrable Securities, if any, as it shall determine in its sole discretion, may be sold without jeopardizing the success of the offering or having an adverse effect on the offering. If the number of Registrable Securities to be included in the offering in accordance with the foregoing is less than the total number of shares which Holder has requested to be included, then Holder and each participant other than the Company in such offering shall participate in the offering pro rata based upon their total ownership of Registrable Securities. Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of shares the Company may register for sale by giving first priority for the shares to be registered for issuance and sale by the Company, and by giving second priority for the shares to be registered for sale by any holder of Registrable Securities pursuant to the terms of this Agreement.

3.

Registration Procedures. When the Company proposes to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a)

furnish to the Holder such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(b)

use its commercially reasonable efforts to register or qualify the Holder’s Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Holder may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction; and

(c)

list the Registrable Securities covered by the Registration Statement with any Trading Market on which the Common Stock of the Company is then listed.

4.

Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars are called “Registration Expenses”. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any counsel to the Holders, are called “Selling Expenses” and shall be the responsibility of the Holder. The Company shall only be responsible for all Registration Expenses.

5.

Indemnification.

(a)

In the event of a registration of the Registrable Securities, the Holder (subject to the provisions of Section 5(b)) will indemnify and hold harmless the Company, and its officers, directors and each other person,  if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Holder to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to the Warrant, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Holder will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon said Holder’s untrue statement or alleged untrue statement or mission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf or said Holder specifically for use in any such document, or (ii) in connection with a Holder’s sale of Registrable Securities, including without limitation alleged violations of Regulation M. Notwithstanding the provisions of this paragraph, no Holder shall be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by said Holder in respect of Registrable Securities in connection with any such registration under the Securities Act..

(b)

Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(b) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(b) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(b) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and if counsel shall have reasonably concluded that there may be reasonable defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party in either case which would prohibit such counsel from representing both parties under applicable conflicts of interest rules of professional ethics, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Neither party shall settle any proceeding for which indemnification is sought without the written consent of the other party, which shall not be unreasonably withheld.

(c)

Notwithstanding any provisions herein to the contrary, each Holder shall be treated individually and separately from all other Holders under this Section 5, and will not become the subject of any obligation under this Section 5 as a result of any action, failure to act, statement, omission, or otherwise of any other Holder hereunder.